UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on October 12, 2020, Mallinckrodt plc, an Irish public limited company in examination under Part 10 of the Companies Act 2014 of Ireland (“Mallinckrodt”), and certain of its subsidiaries voluntarily initiated proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Also as previously disclosed, on February 3, 2022, the Bankruptcy Court issued an opinion (which was subsequently revised on February 8, 2022 to make minor corrections) stating its intention to confirm Mallinckrodt’s Fourth Amended Joint Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code. Also as previously disclosed, on March 2, 2022, the Bankruptcy Court entered an order confirming the Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or otherwise modified, the “Plan”). A copy of the Plan is attached hereto as Exhibit 2.1.

As previously disclosed, on February 14, 2022, the directors of Mallinckrodt initiated examinership proceedings before the High Court of Ireland (the “Irish High Court”), and on February 28, 2022, the Irish High Court made an order appointing Mr. Michael McAteer of Grant Thornton Ireland as examiner of Mallinckrodt (the “Examiner”). Subsequently, on April 27, 2022, the Irish High Court made an Order pursuant to Section 541(3) of the Companies Act of Ireland (the “Order”) confirming a scheme of arrangement proposed by the Examiner between Mallinckrodt, its creditors and members, which is based on and consistent in all respects with the Plan (the “Scheme”). A copy of the Scheme is attached hereto as Exhibit 2.2. On April, 27, 2022, the Irish High Court also made an order pursuant to Section 542(3) of the Companies Act of Ireland that the Scheme shall become effective on the same date that the Plan becomes effective. At such time, the Scheme will become binding on Mallinckrodt, its creditors and members as a matter of the laws of Ireland, the examinership proceedings will conclude, and Mallinckrodt will cease to be under the protection of the Irish High Court. A copy of the Order, which was perfected on April 28, 2022, is attached hereto as Exhibit 99.1.

Summary of the Scheme of Arrangement

The following is a summary of the material features of the Scheme as confirmed by the Irish High Court. This summary highlights only certain provisions of the Scheme and is not intended to be a complete description of the Scheme. This summary is qualified in its entirety by reference to the full text of the Plan, the Scheme, and the Order (which includes the Plan and Scheme as schedules), copies of which are attached hereto as Exhibits 2.1, 2.2, and 99.1, respectively, and are incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Scheme.

The Scheme implements certain aspects of the Plan insofar as it relates to Mallinckrodt only, and provides for the following (amongst other things):

•

Resolution of Opioid-Related Claims Against Mallinckrodt. Pursuant to the Scheme, on the effective date thereof (the “Effective Date”) all opioid claims against Mallinckrodt are deemed to have been settled, discharged, waived, released and extinguished in full against Mallinckrodt, and Mallinckrodt ceases to have any liability or obligation with respect to such claims, which are then treated in accordance with the Plan as follows:

•

Opioid claims will be channeled to one or more trusts, which will receive $1,725.0 million in structured payments consisting of (i) a $450.0 million payment upon effectiveness of the Plan; (ii) a $200.0 million payment upon each of the first and second anniversaries thereof; (iii) a $150.0 million payment upon each of the third through seventh anniversaries thereof; and (iv) a $125.0 million payment upon the eighth anniversary thereof, with an eighteen-month prepayment option at a discount for all but the first payment.

•

Opioid claimants will also receive, in addition to other potential consideration, warrants for approximately 19.99% of reorganized Mallinckrodt’s new outstanding shares, after giving effect to the exercise of the warrants, but subject to dilution from equity reserved under Mallinckrodt’s management incentive plan, exercisable at any time on or prior to the sixth anniversary of the effectiveness of the Plan, at a strike price reflecting an aggregate equity value for the reorganized Debtors of $1,551.0 million.

•	Following effectiveness of the Plan, certain Mallinckrodt subsidiaries will remain subject to an agreed-upon operating injunction with respect to the operation of their opioid business.

•

Resolution of Disputes with the U.S. Department of Justice and Other Governmental Parties Relating to Acthar Gel. Pursuant to the Scheme, on the Effective Date all claims of U.S. Department of Justice and other governmental parties relating to Acthar Gel against Mallinckrodt are deemed to have been settled, discharged, waived, released and extinguished in full against Mallinckrodt, and Mallinckrodt ceases to have any liability or obligation with respect to such claims, which are then treated in accordance with the Plan and the terms of the settlement that is summarized below:

•

Mallinckrodt has reached an agreement with the U.S. Department of Justice (“DOJ”) and other governmental parties to settle a range of litigation matters and disputes relating to Acthar Gel (the “Governmental Acthar Settlement”) including a Medicaid lawsuit with the Centers for Medicare and Medicaid Services, a related False Claims Act (“FCA”) lawsuit in Boston, and an Eastern District of Pennsylvania (“EDPA”) FCA lawsuit principally relating to interactions of Acthar Gel’s previous owner (Questcor Pharmaceuticals Inc.) with an independent charitable foundation. Under the Governmental Acthar Settlement, which was conditioned upon Mallinckrodt commencing its chapter 11 proceeding and provides the distributions the applicable claimants will receive under the Plan, Mallinckrodt has agreed to pay $260.0 million to the DOJ and other parties over seven years and reset Acthar Gel’s Medicaid rebate calculation as of July 1, 2020, such that state Medicaid programs will receive 100% rebates on Acthar Gel Medicaid sales, based on current Acthar Gel pricing. Also in connection with the Governmental Acthar Settlement, Mallinckrodt entered into a five-year corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services in March 2022. As a result of these agreements, upon effectiveness of the Governmental Acthar Settlement in connection with the effectiveness of the Plan, the U.S. Government will drop its demand for approximately $640 million in retrospective Medicaid rebates for Acthar Gel and agree to dismiss the FCA lawsuit in Boston and the EDPA FCA lawsuit. Similarly, state and territory Attorneys General will also drop related lawsuits. In turn, Mallinckrodt will dismiss its appeal of the U.S. District Court for the District of Columbia’s adverse decision in the Medicaid lawsuit, which was filed in the U.S. Court of Appeals for the District of Columbia Circuit.

•

Mallinckrodt has entered into the Governmental Acthar Settlement with the DOJ and other governmental parties solely to move past these litigation matters and disputes and does not make any admission of liability or wrongdoing.

•

Modification of Mallinckrodt’s Senior Secured Term Loans. Upon effectiveness of the Scheme and the Plan, lenders holding allowed claims in respect of Mallinckrodt’s senior secured term loans due September 2024 (the “2024 Term Loans”) and its senior secured term loans due February 2025 (the “2025 Term Loans”) will receive either (1) their pro rata share of new senior secured term loans in an amount equal to the then-remaining principal amount of such claims bearing interest at a rate per annum equal to LIBOR plus 5.25% (with respect to the 2024 Term Loan) or LIBOR plus 5.50% (with respect to the 2025 Term Loan), maturing on the earlier of September 30, 2027 and 5.75 years after effectiveness of the Scheme and the Plan and without any financial maintenance covenant, and payment in cash of an exit fee equal to 1.00% of such remaining principal amount or (2) payment in full of such remaining principal amount in cash and payment in cash of an exit fee equal to 0.50% of such remaining principal amount.

•

Repayment of the Mallinckrodt’s Senior Secured Revolving Credit Facility. Upon effectiveness of the Scheme and the Plan, all allowed claims under Mallinckrodt’s senior secured revolving credit facility will be paid in full in cash, principally with the proceeds of newly incurred debt.

•

Reinstatement of Mallinckrodt’s 10.00% First Lien Senior Secured Notes Due 2025. Upon effectiveness of the Scheme and the Plan, Mallinckrodt’s first lien senior secured notes due 2025 will be reinstated at existing rates and maturities as the applicable holders’ purported make-whole claims were disallowed.

•

Modification of Mallinckrodt’s 10.00% Second Lien Senior Secured Notes Due 2025. Upon effectiveness of the Scheme and the Plan, lenders holding allowed claims in respect of Mallinckrodt’s 10.00% second lien senior secured notes due 2025 will receive their pro rata share of new 10.00% second lien senior secured notes due 2025 that will have the same principal amount and other economic terms as the existing second lien senior secured notes.

•

Restructuring of Mallinckrodt’s Guaranteed Unsecured Notes. Upon effectiveness of the Scheme and the Plan, holders of allowed claims in respect of Mallinckrodt’s 5.75% senior notes due 2022, 5.625% senior notes due 2023 and 5.50% senior notes due 2025 (the “Guaranteed Unsecured Notes”) will receive their pro rata share of $375.0 million of new 10.00% second lien senior secured notes due seven years after effectiveness of the Scheme and the Plan and 100% of the new Mallinckrodt ordinary shares, subject to dilution by the warrants described above and Mallinckrodt’s management incentive plan.

•

Resolution of Other Remaining Claims. Pursuant to the Scheme, on the Effective Date, trade claims and other general unsecured claims, including the claims of the holders of the 4.75% senior notes due April 2023, against Mallinckrodt are deemed to have been settled, discharged, waived, released and extinguished in full, and Mallinckrodt ceases to have any liability or obligation with respect to such claims, which are then treated in accordance with the Plan, which provides for the holders of such claims to share in $135.0 million in cash, plus other potential consideration, in accordance with the allocations as prescribed in the Plan.

•

Cancellation of the Existing Shares. Pursuant to the Scheme, on the Effective Date the members of Mallinckrodt receive no distribution and all of the existing ordinary shares of Mallinckrodt and all rights attaching or relating thereto will be cancelled.

Notwithstanding the making of the Order, consummation of the Plan remains subject to the satisfaction or waiver of various conditions precedent set forth therein.

The foregoing summary of the Plan and the Scheme is not complete and is qualified in its entirety by reference to the Plan and the Scheme, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated into this Item 1.03 by reference.

Capital Structure

As of April 29, 2022, Mallinckrodt had 84,782,926 ordinary shares outstanding. On the Effective Date, pursuant to the Scheme, all of the then-existing ordinary shares will be cancelled and the holders thereof will not receive any distribution on account of such interests. There is no specific number of Mallinckrodt ordinary shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan or the Scheme, which provide for the holders of the Guaranteed Unsecured Notes to receive all of the new ordinary shares to be issued by Mallinckrodt on the Effective Date (and for the issuance of the warrants described above and a new management incentive plan). The ordinary shares to be issued on the Effective Date will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by section 1145 of the Bankruptcy Code.

Certain Information Regarding Assets and Liabilities of Mallinckrodt

Information regarding the assets and liabilities of Mallinckrodt as of the most recent practicable date prior to the entry of the Order is hereby incorporated by reference to Mallinckrodt’s Annual Report on Form 10-K for the period ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022. As set forth in the Form 10-K, as of December 31, 2021, Mallinckrodt had total assets of $8,916.3 million and total liabilities of $8,602.9 million (including $6,397.7 million of liabilities subject to compromise).

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the ability of Mallinckrodt and its subsidiaries to consummate the Plan, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement and the Plan, including the settlements entered into with the OCC, the UCC, and Mallinckrodt’s second lien noteholders, the financing required to fund certain distributions under the Plan and the ability of the parties to negotiate definitive agreements with respect to the matters covered by the related term sheets, whether related to such settlements, included in the restructuring support agreement, the Plan or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement, the Plan or any of the settlements and to satisfy the other conditions of the restructuring support agreement, the Plan and the settlements, including satisfying the milestones specified in the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Plan regarding a global settlement to resolve all opioid-related claims; potential delays in Mallinckrodt’s Chapter 11 process; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the availability of operating capital during the pendency of the Chapter 11 cases, including events that could terminate Mallinckrodt’s right to continue to access the cash collateral of Mallinckrodt’s lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Plan is successfully consummated; the possibility that Mallinckrodt’s Chapter 11 cases may be converted into Chapter 7 cases under the Bankruptcy Code; the potential termination of Mallinckrodt’s exclusive right to file a Chapter 11 plan; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even after the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (included as Schedule 2 to the Order of the High Court of Ireland, dated as of April 27, 2022).

2.2	Amended Proposals for a Scheme of Arrangement Between Mallinckrodt Public Limited Company and Its Members and Creditors (included as Schedule 1 to the Order of the High Court of Ireland, dated as of April 27, 2022).

99.1	Order of the High Court of Ireland, dated as of April 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer
(principal financial and accounting officer)

Date: May 3, 2022